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                                                                    EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT

          This Employment Agreement (this "Agreement") is entered into as of December 17, 2004, by and between The Majestic Star Casino, LLC ("Employer"), and Steven J. Lemberg ("Employee").

1. Employment. Employer hereby employs Employee, and Employee hereby accepts employment by the Employer, as Employer's Executive Vice President to perform such executive, managerial or administrative duties, commensurate with Employee's position, as Employer may specify from time to time, during the Specified Term as defined in Section 2. Employee shall report directly to Don H. Barden and shall continue to serve as a member of the Board of Directors of Majestic Star Casino, LLC during the specified term at the sole discretion of the Chairman. of the Board.

2. Effective Date; Specified Term. This Agreement shall be effective as of Employee's commencement date. Subject to earlier termination as provided herein, the term of the Employee's employment hereunder shall commence on January 3, 2005, and terminate on the second (2nd) anniversary thereof (the "Specified Term"). This Agreement will automatically renew for successive periods of one (1) year unless written notice of intent not to renew shall be provided by either party no later than ninety (90) days prior to each contract expiration date. If either party to this Agreement chooses not to renew the terms and conditions set forth herein by exercising their rights under this paragraph 2, then Employee's Employment with Employer may continue on an at-will basis and no paragraph, section, duty or obligation appearing in this Agreement shall be binding on the parties except paragraphs 9, 10, 13, 14, 16, 17, and 21. Notwithstanding the foregoing, the parties to this Agreement are free to agree in writing to extend the Specified Term or other provisions of this Agreement.

3.   Compensation.


     a. Base Salary. During the Specified Term, in consideration of the performance by Employee of Employee's obligations hereunder to Employer and its parents, subsidiaries, affiliates, and joint ventures (collectively, the "Employer Group"), Employer shall pay Employee an annual base salary (the "Base Salary") of $300,000 (three hundred thousand dollars). The base salary shall be reviewed annually, exclusively by Employer, and any increase thereto shall be in Employer's sole discretion. The Base Salary shall be payable in accordance with the payroll practices of Employer in effect from time to time for Employer's senior executives. Employer may withhold from any amounts payable under this Agreement, or any other benefits received pursuant hereto, such Federal, state, local and other taxes as shall be required to be withheld under any applicable law or regulation.


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     b.   Discretionary Bonus Compensation. Employee is eligible to participate in Employer's discretionary bonus program as formulated from time to time by Employer's Board of Directors in its sole discretion. Such program is primarily based on achievement of Employer's EBITDA goals and Employee's performance as determined by the Board of Directors in its sole discretion. Employee's Bonus Compensation shall be paid to him by no later than Employer pays similarly situated executives in the subsequent year and shall be paid to him regardless of whether or not he is still employed as of the March 15th date.

     c. Employee Benefit Programs. During the Specified Term, Employee shall be entitled to participate in Employer's employee benefit plans as are generally made available from time to time to Employer's senior executives, subject to the terms and conditions of such plans, and subject to Employer's right to amend, terminate or take other similar actions with respect to such plans. Until Employee becomes eligible for insurance benefits, Employer will pay those actual COBRA costs incurred by Employee on behalf of the Employee and dependents, up to a maximum period of six (6) months only upon presentation of adequate documentation of such costs being incurred by Employee.

     d. Business Expense Reimbursements. Employer will pay or reimburse Employee for all reasonable out-of-pocket expenses, including travel expenses, Employee incurs during the Specified Term in the course of performing Employee's duties under this Agreement upon timely submission of appropriate documentation to Employer, as prescribed from time to time by Employer.

4. Extent of Services. Employee agrees that the duties and services to be performed by Employee shall be performed exclusively for members of the Employer Group. Employee further agrees to perform such duties in an efficient, trustworthy, lawful, and businesslike manner. Employee agrees not to render to others any service of any kind whether or not for compensation, or to engage in any other business activity whether or not for compensation, that is similar to or conflicts with the performance of Employee's duties under this Agreement, without the prior written approval of the Board. The parties recognize that Employee may, with approval of Employer, serve on other Boards of Directors and to render services for charitable and religious activities.

5. Policies and Procedure s. In addition to the terms herein, Employee agrees to be bound by Employer's policies and procedures including drug testing and background checks, as they may be established or amended by Employer in its sole discretion from time to time. In the event the terms in this Agreement conflict with Employer's policies and procedures, the terms herein shall take precedence. Employer recognizes that it has a responsibility to see that its employees understand the adverse effects that problem gambling and underage gambling can have on individuals and the gaming industry as a whole. Employee agrees to read, understand, and comply with Employer's policy prohibiting underage gaming and supporting programs to treat compulsive gambling.



                              Employment Agreement
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6.   Licensing Requirements. Employee acknowledges that Employer is engaged in a business that is or may be subject to and exists because of privileged licenses issued by governmental authorities in Nevada and other jurisdictions in which Employer or Employer Group is engaged or has applied or, during the Specified Term, may apply to engage in the gaming business. If requested to do so by Employer or Employer Group, Employee shall apply for and obtain any license, qualification, clearance or the like that shall be requested or required of Employee by any regulatory authority having jurisdiction over Employer or Employer Group.

7. Failure to Satisfy Licensing Requirement. If Employee fails to satisfy any licensing requirement referred to in Section 6 above, or if any governmental authority directs the Employer to terminate any relationship it may have with Employee, or if Employer shall determine, in Employer's sole and exclusive judgment, that Employee was, is or might be involved in, or is about to be involved in, any activity, relationship(s) or circumstance that could or does jeopardize the business of Employer or Employer's Group, reputation or such licenses, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, this Agreement may be terminated by Employer and the parties' obligations and responsibilities shall be determined by the provisions of Section 12.

8. Option Provision. Employee is eligible to participate in Employer's option program, as may be formulated from time to time by Employer's Board of Directors in its sole discretion, and in accordance with such program as it is made available to Employer's senior executives.

9.   Restrictive Covenants.

     a. Competition. Employee acknowledges that, in the course of Employee's responsibilities hereunder, Employee will form relationships and become acquainted with certain confidential and proprietary information as further described in Section 9(b). Employee further acknowledges that such relationships and information are and will remain valuable to the Employer and Employer Group and that the restrictions on future employment, if any, are reasonably necessary in order for Employer and Employer Group to remain competitive in the gaming industry. In recognition of their heightened need for protection from abuse of relationships formed or information garnered before and during the Specified Term of the Employee's employment hereunder, Employee covenants and agrees for the nine (9) month period immediately following termination of employment for any reason (the "Restrictive Period"), not to directly or indirectly be employed by, provide consultation or other services to, engage or participate in, provide advice, information or assistance to, fund or invest in, or otherwise be connected or associated in any way or manner with, any firm, person, corporation or other entity which is either directly, indirectly or through an affiliated company or entity, engaged in gaming or proposes to engage in gaming in the State of Nevada, or in or within a 150 mile radius of any other location in which any




                              Employment Agreement
                                  Page 3 of 14


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          member of the Employer Group during the Restrictive Period is engaged in gaming or proposes to engage in gaming. The covenants under this
          Section 9(a) include, but are not limited to, Employee's covenant not to:

          i. Make known to any third party the names and addresses of any of the customers of Employer or any member of Employer Group, or any other information or data pertaining to those customers;

          ii. Call on, solicit, induce to leave and/or take away, or attempt to call on, solicit, induce to leave and/or take away, any of the customers of Employer or any member of the Employer Group, either for Employee's own account or for any third party;

          iii. Call on, solicit and/or take away, any potential or prospective customer of Employer or any member of the Employer Group, on whom the Employee called or with whom Employee became acquainted during employment (either before or during the Specified Term), either for Employee's own account or for any third party; and

          iv. Approach or solicit any employee or independent contractor of Employer or any member of the Employer Group with a view towards enticing such person to leave the employ or service of Employer or any member of the Employer Group, or hire or contract with any employee or independent contractor of Employer or any member of the Employer Group, without the prior written consent of the Employer, such consent to be within Employer's sole and absolute discretion.

     b. Confidentiality. Employee covenants and agrees that Employee shall not at any time during the Specified Term or thereafter, without Employer's prior written consent, such consent to be within Employer's sole and absolute discretion, disclose or make known to any person or entity outside of the Employer Group any Trade Secret (as defined below), or proprietary or other confidential information concerning Employer or any member of the Employer Group, including without limitation, Employer's customers and its casino, hotel, and marketing data practices, procedures, management policies or any other information regarding Employer or any member of the Employer Group, which is not already and generally known to the public through no wrongful act of Employee or any other party. Employee covenants and agrees that Employee shall not at any time during the Specified Term, or thereafter, without the Employer's prior written consent, utilize any such Trade Secrets, proprietary or confidential information in any way, including communications with or contact with any such customer other than in connection with employment hereunder. For purposes of this Section 9, Trade Secrets is defined as data or information, including a formula, pattern, compilation, program, device, method, know-how, technique or process, that derives any economic value, present or potential, from


                              Employment Agreement
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          not being generally known to, and not being readily ascertainable by proper means by, other persons who may or could obtain any economic value from its disclosure or use.

     c. Former Employer Information. Employee will not intentionally, during the Specified Term, improperly use or disclose any proprietary information or Trade Secrets of any former employer or other person or entity and will not bring onto the premises of the Employer any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

     d. Third Party Information. Employee acknowledges that Employer and other members of the Employer Group have received and in the future will receive from third parties their confidential or proprietary information subject to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee will hold all such confidential or proprietary information in the strictest confidence and will not disclose it to any person or entity or to use it except as necessary in carrying out Employee's duties hereunder consistent with Employer's (or such other member of the Employer Group's) agreement with such third party.

     e. Employer's Property. Employee hereby confirms that Trade Secrets, proprietary or confidential information and all information concerning customers who utilize the goods, services or facilities of any hotel and/or casino owned, operated or managed by Employer constitute Employer's exclusive property (regardless of whether Employee possessed or claims to have possessed such information prior to the date hereof). Employee agrees that upon termination of employment, Employee shall promptly return to the Employer all notes, notebooks, memoranda, computer disks, and any other similar repositories of information (regardless of whether Employee possessed such information prior to the date hereof) containing or relating in any way to the Trade Secrets or proprietary or confidential information of each member of the Employer Group, including but not limited to, the documents referred to in Section 9(b). Such repositories of information also include but are not limited to any so-called personal files or other personal data compilations in any form, which in any manner contain any Trade Secrets, or proprietary or confidential information of Employer or any member of the Employer Group.

     f. Notice to Employer. Employee agrees to notify Employer immediately of any employers for whom Employee works or provides services (whether or not for remuneration to Employee or a third party) during the Specified Term or within the Restrictive Period. Employee further agrees to promptly notify Employer, during Employee's employment with Employer, of any contacts made by any gaming licensee that concern or relate to an offer of future employment (or consulting services) to Employee.


                              Employment Agreement
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10.  Representations. Employee hereby represents, warrants and agrees with
     Employer that:

     a. The covenants and agreements contained in Sections 4 and 9 above are reasonable, appropriate and suitable in their geographic scope, duration and content; the Employer's agreement to employ the Employee and a portion of the compensation and consideration to be paid to Employee hereunder is separate and partial consideration for such covenants and agreements; the Employee shall not, directly or indirectly, raise any issue of the reasonableness, appropriateness and suitability of the geographic scope, duration or content of such covenants and agreements in any proceeding to enforce such covenants and agreements; and such covenants and agreements shall survive the termination of this Agreement, in accordance with their terms;

     b. The enforcement of any remedy under this Agreement will not prevent Employee from earning a livelihood, because Employee's past work history and abilities are such that Employee can reasonably expect to find work in other areas and lines of business;

     c. The covenants and agreements stated in Sections 4, 6, 7, and 9 above are essential for the Employer's reasonable protection;

     d. Employer has reasonably relied on these covenants and agreements by Employee; and

     e. Employee has the full right to enter into this Agreement and by entering into and performance of this Agreement will not violate or conflict with any arrangements or agreements Employee may have or agreed to have with any other person or entity.

     f. Employee acknowledges and warrants to Employer the receipt and sufficiency of separate consideration for the assignment by Employer of Employer's rights and Employee's obligation under Section 9.

     Notwithstanding any other provision of this Agreement, Employee agrees that in the event of Employee's breach or threatened breach of any covenants and agreements set forth in Sections 4 and 9 above, Employer may seek to enforce such covenants and agreements in court through any equitable remedy, including specific performance or injunction, without waiving any claim for damages. In any such event, Employee waives any claim that the Employer has an adequate remedy at law or for the posting of a bond. Should the Employer fail to prevail in such action, Employer shall reimburse Employee for all costs and attorney fees incurred in defense of the action. Should Employer prevail such action, Employee shall reimburse Employer for all costs and attorney's fees incurred in prosecuting such action. If the Employer obtains equitable relief, the Employer must file for arbitration within fifteen (15) business days of the equitable relief being granted.



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11.  Termination for Death or Disability. Employee's employment hereunder shall terminate upon Employee's death or Disability (as defined below). In the event of Employee's death or Disability, Employee (or Employee's estate or beneficiaries in the case of death) shall have no right to receive any compensation or benefit hereunder or otherwise from Employer or any member of the Employer Group on and after the effective date of termination of employment other than (1) unpaid Base Salary earned to the date of termination of employment (which shall be paid on Employer's next scheduled payroll date), (2) any earned but unpaid bonus then payable to Employee (which shall be paid on Employer's next scheduled payroll date), (3) business expense reimbursement pursuant to Section 3(d), (4) benefits provided pursuant to Section 3(c), subject to the terms and conditions applicable thereto, and (5) Company paid COBRA benefits to his dependents for a period of twelve (12) months after which time Employee or his dependents shall be solely and exclusively responsible for the costs of such benefits. For purposes of this Section 11, Disability is defined as Employee's incapacity, certified by an independent licensed physician selected by Employer ("Employer's Physician"), which precludes Employee from performing the essential functions of Employee's duties hereunder for a period of not less than sixty (60) consecutive days or ninety (90) days in any rolling one hundred eighty (180) day period. In the event Employee disagrees with the conclusions of the Employer's Physician, Employee (or Employee's representative) shall designate a physician ("Employee's Physician"), and Employer's Physician and Employee's Physician shall jointly select a third physician ("Third Physician"), who shall make the determination which determination shall be final and binding on the parties hereto. The cost of the third physician shall be the responsibility of the Employer. Employee hereby consents to any examination or to provide or authorize access to any medical records that may be reasonably required by Employer's Physician or the Third Physician in connection with any determination to be made pursuant to this Section 11.

12.  Termination.

     a. Termination by Employer for Cause. Employer may terminate Employee's employment hereunder for Cause (as defined below) at any time. If Employer terminates Employee's employment for Cause, Employee shall have no right to receive any compensation or benefit hereunder or otherwise from Employer or any member of the Employer Group on and after the effective date of termination of employment other than (1) unpaid Base Salary earned to the date of termination of employment (which shall be paid on Employer's next scheduled payroll date), (2) business expense reimbursement pursuant to Section 3(d), and (3) benefits provided pursuant to Section 3(c), subject to the terms and conditions applicable thereto. For purposes of this Section 12 (a), Cause is defined as Employee's (i) failure to abide by Employer's policies and procedures, (ii) gross misconduct, gross negligence, insubordination, or willful inattention to Employer's business, (iii) failure to perform the duties required of Employee up to the standards established by the Board, or other material breach of this Agreement (other than as a result of a Disability), or (iv) failure or inability to satisfy the



                              Employment Agreement
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          requirements stated in Section 7 above. Should Employer believe that cause exists to terminate Employee, Employer agrees to provide written notice to Employee of the specific items identified as cause and to afford Employee a period of twenty (20) business days from receipt of the written notice to remedy these deficiencies to Employer's satisfaction, which Employer shall not unreasonably withhold. If, at the conclusion of the cure period, Employer determines Employee has not satisfactorily remedied the deficiency, Employer shall notify Employee who shall be immediately terminated. Further, nothing in this paragraph 12 precludes Employer from immediately terminating Employee's employment if Employee engages in felonious criminal conduct, physically aggressive conduct toward any co-worker, patron, vendor or customer of employer, illegal drug use, or based upon any gaming authority's demand Employer do so.

     b. Termination Without Cause. Employer may terminate Employee at any time upon forty-five (45) business days' written notice, or, in the Employer's sole discretion, the equivalent of Base Salary in lieu of notice, consistent with, and not in addition to, those amounts due under paragraph 12(f) below.

     c. Termination by Employee for Good Reason. Employee may terminate Employee's employment upon forty-five (45) days advance written notice for "Good Reason" (as defined below) by giving notice to the Company stating the basis for such Good Reason termination. The Company will have the opportunity to cure the items set forth in the Good Reason notice within a twenty (20) business day cure period. "Good Reason" shall mean (i) any material breach of this Agreement by the Company;
          (ii) any material reduction in the nature or scope of Employee's title, authority, powers, functions, duties, reporting requirements or responsibilities or (iii) following a Change in Control. "Change in Control" means (i) a sale, exchange or transfer of more than 50% of the assets or earning power of the Company on a consolidated basis or more than 50% of its stock; (ii) a merger or consolidation of the Company (excluding merger or consolidation where the voting securities of the Company prior to the merger or consolidation continue to represent more than 50% of the combined voting power of the surviving entity after the merger or consolidation), (iii) any reorganization, reverse stock split or recapitalization that would result in a change in control, (iv) any liquidation or dissolution of the Company, or (v) any transactions or series of related transactions having the same effect as a change in control. Notwithstanding the foregoing to the contrary, Good Reason shall not exist unless Employee first provides the Board with notice of the facts alleged to constitute Good Reason and until such breach, reduction or requirement remains uncured for twenty (20) business days following the Board's receipt of such written notice from Employee. This twenty (20) business day cure period shall not apply to a change in control.




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     d.   Resignation by Employee. Employee shall have the right to voluntarily terminate his employment upon forty-five (45) days written notice to the Employer.

     e. Termination by Non-renewal. Termination by non-renewal by either Employer or Employee means notice of intent not to renew this Agreement within the time specified in Section 2.

     f. Consequences of Termination by Employee for Good Reason, by Employer Without Cause, or as a Result of Notice of Employer's Choice Not to Renew the Agreement. Should Employee's employment be terminated without Cause by Employer, for Good Reason by Employee, or as a result of the failure of the Employer to renew the Agreement, Employee shall be entitled to continued base pay for a maximum of of six (6) months or the period left on the Agreement, whichever is less, Bonus Compensation under Paragraph 3(c) corresponding to the period of employment, and Employer paid COBRA benefits for a period of six (6) months following termination. There shall be no duty to mitigate by Employee.

     g. Consequences of Termination for Cause by Employer, Resignation by Employee or Termination by Non-renewal by Employee. In the event Employee is terminated for cause, Employee resigns or Employee exercises his right not to renew this Agreement, Employee shall not be entitled to receive any compensation or benefits under this Agreement except his earned and unpaid Base Salary up to date of said termination.

13. Arbitration of Disputes. All disputes arising out of or relating to this Agreement, with the exception of relief sought pursuant to section 9 above, shall be resolved only by final and binding arbitration using the following procedure:

     a. The Parties shall first attempt to select an arbitrator by the mutual agreement. If the arbitrator is not selected by mutual agreement of the parties within thirty (30) days of either party providing notice of intent to arbitrate, then the arbitrator will be selected from a panel of experienced employment arbitrators supplied by the American Arbitration Association (AAA), utilizing the AAA National Rules for the Resolution of Employment Disputes. Once either party provides notice to the other of the intent to arbitrate, and if no arbitrator is mutually agreed upon, it shall be the joint obligation of the Parties to file for arbitration with AAA with the Employer paying the filing and administrative fees and related expenses established by AAA except as set forth in subparagraph (d) below.

     b. The arbitrator will decide the time and place of the hearing in Wayne or Oakland County or such other location as may be mutually agreed to by the Parties.



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     c.   The Arbitrator shall have power to award all relief as allowed by law or contract, including the award of reasonable costs and attorney fees to the prevailing party.

     d. Should the arbitrator rule in favor of Employee, the Employer shall be responsible for the entire arbitrator's fee. Should the arbitrator rule in favor of the Employer, Employee shall be responsible for one half of the arbitrator's fee.

     e. The award of the Arbitrator may be entered in the Circuit Court for the County of Oakland, Michigan.

     The arbitration procedures described in this section shall be the exclusive dispute resolution mechanism under this Agreement. The Parties waive all rights to trial, including trial by jury, with respect to disputes arising out of or relating to this arrangement.

14. Cooperation Following Termination. Following termination of employment of Employee's employment hereunder for any reason, Employee agrees to reasonably cooperate with Employer upon the reasonable request of the Board and to be reasonably available to Employer with respect to matters arising out of Employee's services to any member of the Employer Group. Employer shall reimburse, or at Employee's request, advance Employee for expenses reasonably incurred in connection with such matters.

15. Interpretation; Each Party the Drafter. Each of the parties was represented by or had the opportunity to consult with counsel who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Agreement. Accordingly, this Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

16. Indemnification. Employer shall indemnify Employee to the fullest extent permitted by Michigan law and the articles of incorporation and bylaws of the Employer. Such indemnification may include the following:

     a. Indemnification Involving Third Party Claims. Employer shall indemnify Employee if Employee is a party to or is threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each a "Claim"), other than a Claim by or in the name of Employer or any entity in the Employer Group, by reason of the fact that Employee is or was serving as an employee or agent of Employer or any entity in the Employer Group (each an "Indemnifiable Event"), against all expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement (collectively, "Expenses") actually and reasonably incurred by Employee in connection with the investigation, defense, settlement or appeal of such Claim, if Employee either is not liable pursuant to




                              Employment Agreement
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          Michigan law or acted in good faith and in a manner Employee reasonably believed to be in or not opposed to the best interests of Employer and, in the case of a criminal Claim, in addition had no reasonable cause to believe that his or her conduct was unlawful. Should the parties determine that there is a conflict, real or potential, Employee shall have the right to select his own independent counsel and the Employer shall provide direct payment to such counsel for all reasonable attorney fees and costs.

     b. Determination of Appropriateness of Indemnification. Notwithstanding the foregoing, the obligations of Employer shall be subject to the condition that, unless ordered by a court, a determination shall have been made that indemnification is proper under the specific circumstances, pursuant to and in accordance with Michigan law, as in effect from time to time.

     c. Indemnification for Defense Only. The indemnification authorized by this Section does not include any actions, suits or proceedings initiated by Employee against Employer or any entity in the Employer Group.

     d. Settlement of Claims. Neither Employee nor Employer shall settle any Claim without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

17. Severability. If any provision hereof is unenforceable, illegal or invalid for any reason whatsoever, such fact shall not affect the remaining provisions hereof, except in the event a law or court decision, whether on application for declaration, or preliminary injunction or upon final judgment, declares one or more of the provisions of this Agreement that impose restrictions on Employee unenforceable or invalid because of the geographic scope or time duration of such restriction. In such event, Employer shall have the option:

          (A) To deem the invalidated restrictions retroactively modified to provide for the maximum geographic scope and time duration that would make such provisions enforceable and valid; or

          (B) To terminate this Agreement pursuant to Section 12 which shall not be considered termination for Cause.

     Exercise of any of these options shall not affect Employer's or Employee's right to seek damages or such additional relief as may be allowed by law in respect to any breach by of the enforceable provisions of this Agreement.

18. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) the business day following the day when deposited with a reputable and established overnight express courier (charges prepaid), or (iii) five (5) days following mailing by certified or registered mail, postage prepaid and return receipt



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     requested. Unless another address is specified, notices shall be sent to the addresses indicated below:

     To Employer:

     The Majestic Star Casino, LLC
     c/o Fitzgeralds Casino Hotel
     301 Fremont Street, 12th Floor
     Las Vegas, Nevada  89101
     Attn:    Don H. Barden
     Title:   President and CEO
     Fax:     (313) 496-8700

     And to:

     Elayna J. Youchah
     Schreck Brignone
     300 South Fourth Street, Suite 1200
     Las Vegas, Nevada 89101
     Fax: (702) 382-8135
     eyouchah@schrecklaw.com



     To Employee:

     Steven J. Lemberg
     366 Waddington Road
     Bloomfield Hills, MI  48301

     And to:

     Donald A. Van Suilichem
     40900 Woodward Ave.
     Suite 105
     Bloomfield Hills, MI 48304
     dvslawyer@voyager.net
     (248) 644-2419

     or to such other address as either party shall have furnished to the other in writing in accordance herewith.

19. No Waiver of Breach or Remedies. No failure or delay on the part of Employer or Employee in exercising any right, power or remedy hereunder shall operate as a waiver




                              Employment Agreement
                                  Page 12 of 14
     thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

20. Amendment or Modification. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by a member of the Board (other than Employee), and Employee, nor consent to any departure by the Employee from any of the terms of this Agreement shall be effective unless the same is signed by a member of the Board (other than Employee). Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

21. Governing Law; Venue. The laws of the State of Michigan shall govern the validity, construction, and interpretation of this Agreement, without regard to conflict of law principles. Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of Michigan located in Wayne County in any action, suit or proceeding arising out of or relating to this Agreement or any matters contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court.

22. Headings. The headings in this Agreement have been included solely for convenience of reference and shall not be considered in the interpretation or construction of this Agreement.

23. Assignment. This Agreement is personal to Employee and may not be assigned by Employee.

24. Successors and Assigns. This Agreement may be assigned by Employer to its successors and shall be binding upon the successors and assigns of Employer.

25. Prior Agreements. This Agreement shall supersede and replace any and all other prior discussions and negotiations as well as any and all agreements and arrangements that may have been entered into by and between Employee or any predecessor thereof, on the one hand, and Employee, on the other hand, prior to the Closing Date relating to the subject matter hereof. Employee acknowledges that all rights under such prior agreements and arrangements shall be extinguished.

     IN WITNESS WHEREOF, Employer and Employee have entered into this Agreement in Detroit, Michigan, as of the date first written above.

     "EMPLOYEE"



     /s/ Steven J. Lemberg
     ----------------------
     Signature









                              Employment Agreement
                                  Page 13 of 14

     "EMPLOYER"


     By:      /s/ Don H. Barden
              -------------------
     Name:    Don H. Barden
     Its:     President and CEO












                              Employment Agreement
                                  Page 14 of 14